UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2008
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51665 (Commission File Number)	20-0161599 (IRS Employer Identification No.)

3721 Valley Centre Drive, Suite 500, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(b) On June 11, 2008, Cam L. Garner and Kenneth M. Cohen resigned from the board of directors of Somaxon Pharmaceuticals, Inc. (“Somaxon”), and Mr. Garner resigned as a member of the audit committee. Neither resignation resulted from any disagreement with Somaxon concerning any matter relating to Somaxon’s operations, policies or practices. Each of Mr. Garner and Mr. Cohen served as an independent Class I director whose term would otherwise have expired at the 2009 annual meeting of stockholders.
(d) On June 11, 2008, Somaxon’s board of directors appointed Erle T. Mast and Thomas G. Wiggans to fill the vacancies on the board caused by the resignations of Messrs. Garner and Cohen. Each of Messrs. Mast and Wiggans was appointed as a Class I director, with an initial term expiring at the 2009 annual meeting of stockholders. In addition, Mr. Mast was appointed as chairman of the audit committee, and Mr. Wiggans was appointed as a member of the nominating/corporate governance committee. Each of these appointments by the remaining board of directors was based on the recommendation of the nominating/corporate governance committee.
     Each of Messrs. Mast and Wiggans was recommended to the nominating/corporate governance committee by existing members of Somaxon’s board of directors, and has been determined by Somaxon’s board of directors to be independent within the meaning of the independent director standards of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc.
     In connection with their appointments to Somaxon’s board of directors and committees of the board, each of Messrs. Mast and Wiggans will be entitled to receive compensation consistent with that of the company’s other non-employee directors under Somaxon’s Director Compensation Policy, as such policy may be amended from time to time. In accordance with the Director Compensation Policy, each of Messrs. Mast and Wiggans has been granted an option to purchase 35,000 shares of Somaxon’s common stock for his service as a director, and Mr. Mast has been granted an additional option to purchase 5,000 shares of Somaxon’s common stock for his service as chairman of the audit committee.
     Somaxon issued a press release on June 13, 2008 announcing the resignations of Messrs. Garner and Cohen and the appointments of Messrs. Mast and Wiggans, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Exhibit

99.1	Press Release, dated June 13, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Date: June 13, 2008	By:	/s/ Meg M. McGilley
	Name:	Meg M. McGilley
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release, dated June 13, 2008